                                                                    EXHIBIT 4.5

                           UNIVERSAL ELECTRONICS INC.
                            1998 STOCK INCENTIVE PLAN

                          TO BE EFFECTIVE MAY 27, 1998

                                TABLE OF CONTENTS

Section 1.        General Purpose of Plan; Definitions
Section 2.        Administration
Section 3.        Number of Shares of Stock Subject to Plan
Section 4.        Eligibility
Section 5.        Stock Options
Section 6.        Stock Appreciation Rights
Section 7.        Restricted Stock Units and Performance Stock Units
Section 8.        Grant Of Stock Options to Non-Affiliated Directors
Section 9.        Amendment and Termination
Section 10.       Unfunded Status of Plan
Section 11.       General Provisions
Section 12.       Effective Date of Plan
Section 13.       Term of Plan

                           UNIVERSAL ELECTRONICS INC.
                            1998 STOCK INCENTIVE PLAN

SECTION 1. GENERAL PURPOSE OF PLAN; DEFINITIONS.

         The name of the plan is the Universal Electronics Inc. 1998 Stock Incentive Plan (the "Plan"). The purpose of the Plan is to enable the Corporation (as hereinafter defined) and its Subsidiaries (as hereinafter defined) to obtain and retain competent personnel who will contribute to the Corporation's success through their ability, ingenuity and industry and to provide incentives to the participating officers, key employees and Non-affiliated Directors (as hereinafter defined) which are related to increases in stockholder value and will therefore inure to the benefit of all stockholders of the Corporation.

         For purposes of the Plan, the following terms shall be defined as set forth below:

                  (a) "Award" means any grant under the Plan in the form of Stock Options, Stock Appreciation Rights, Performance Stock Units, Restricted Stock Units or any combination of the foregoing.

                  (b) "Board" means the Board of Directors of the Corporation.

                  (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

                  (d) "Committee" means the Compensation Committee or any other committee the Board may subsequently appoint to administer the Plan. The Committee shall be composed entirely of directors who meet the qualifications referred to in Section 2 of the Plan.

                  (e) "Corporation" means Universal Electronics Inc., a corporation incorporated under the laws of the State of Delaware (or any successor corporation).

                  (f) "Disability" means an event of illness or other incapacity of Optionee resulting in Optionee's failure or inability to discharge Optionee's duties as an employee or Non-affiliated Director of the Corporation, any Subsidiary or any Related Entity for ninety (90) or more days during any period of 120 consecutive days.

                  (g) "Disinterested Person" shall have the meaning set forth in Rule 16b-3 ("Rule 16b-3"), as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act"), or any successor definition adopted by the Securities and Exchange Commission.

                  (h) "Eligible Employee" means an employee of the Corporation, any Subsidiary or any Related Entity as described in Section 4 of the Plan.

                  (i) "Fair Market Value" means, as of any given date, with respect to any Awards granted hereunder, the mean of the high and low trading price of the Stock on such date as reported on The Nasdaq Stock Market or if the Stock is not then traded on The Nasdaq Stock Market, on such other national securities exchange on which the Stock is admitted to trade or, if none, on the National Association of Securities Dealers Automated Quotation System if the Stock is admitted for quotation thereon; provided, however, that if any such system, exchange or quotation system is closed on any day on which Fair Market Value is to be determined, Fair Market Value shall be determined as of the first day immediately proceeding such day on which such system, exchange or quotation system was open for trading; provided, further, that in all other circumstances, "Fair Market Value" means the value determined by the Committee after obtaining an appraisal by one or more independent appraisers meeting the requirements of regulations issued under Section 170(a)(1) of the Code.

                  (j) "Incentive Stock Option" means any Stock Option intended to qualify as an "incentive stock option" within the meaning of
         Section 422 of the Code.

                  (k) "Nonqualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

                  (l) "Optionee" means a Participant granted a Stock Option pursuant to Section 5 of the Plan which remains outstanding.

                  (m) "Participant" means any Eligible Employee selected by the Committee, pursuant to the Committee's authority in Section 2 of the Plan, to receive Awards and, solely to the extent provided by Section 8 of the Plan, Non-affiliated Directors of the Corporation.

                  (n) "Performance Stock Unit" means the right to receive one share of Stock as set forth in an Award granted pursuant to Section
         7 of the Plan.

                  (o) "Related Entity" means any corporation, joint venture or other entity, domestic or foreign, other than a Subsidiary, in which the Corporation owns, directly or indirectly, a substantial equity interest.

                  (p) "Restricted Stock Unit" means the right to receive one share of Stock as set forth in an Award granted pursuant to Section 7 of the Plan.

                  (q) "Retirement" means (i) retirement from active employment under a retirement plan of the Corporation, any Subsidiary or Related Entity or under an employment contract with any of them or (ii) termination of employment at or after age 55 under circumstances which the Committee, in its sole discretion, deems equivalent to retirement.

                  (r) "Stock" means the common stock of the Corporation.

                  (s) "Stock Appreciation Right" means the right pursuant to an Award granted under Section 6 of the Plan, (i) in the case of a Related Stock Appreciation Right (as defined in Section 6 of the Plan), to surrender to the Corporation all or a portion of the related Stock Option and receive an amount equal to the excess of the Fair Market Value of one share of Stock as of the date such Stock Option or portion thereof is surrendered over the option price per share specified in such Stock Option, multiplied by the number of shares of Stock in respect of which such Stock Option is being surrendered and (ii) in the case of a Freestanding Stock Appreciation Right (as defined in Section 6 of the Plan) and receive an amount equal to the excess of the Fair Market Value of one share of Stock as of the date of exercise over the price per share specified in such Freestanding Stock Appreciation Right, multiplied by the number of shares of Stock in respect of which such Freestanding Stock Appreciation Right is being exercised.

                  (t) "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5 of the Plan.

                  (u) "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Corporation, if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

SECTION 2. ADMINISTRATION.

         The Plan shall be administered by the Committee, composed of not less than two directors who are Disinterested Persons, who shall be appointed by the Board and who shall serve at the pleasure of the Board. In the event that a Committee has not been appointed, then the Plan shall be administered by the Board which shall have all of the power and authority of the Committee set forth below until such time as a Committee is appointed. The Committee shall have the power and authority in its sole discretion to grant Awards pursuant to the terms and provisions of the Plan.

         In particular, the Committee shall have the full authority, not inconsistent with the Plan:

                  (a) to select Participants;

                  (b) to determine whether and to what extent Awards are to be granted to Participants hereunder;

                  (c) to determine the number of shares of Stock to be covered by each such Award granted hereunder, but in no case shall such number be in the aggregate greater than that allowed under the Plan;

                  (d) to determine the terms and conditions of any Award granted hereunder (including, without limitation, (i) the restrictive periods applicable to Restricted Stock Unit Awards and (ii) the performance objectives and periods applicable to Performance Stock Unit Awards);

                  (e) to waive compliance by a Participant with any obligation to be performed by such Participant under any Award and to waive any term or condition of any such Award (provided, however, that no such waiver shall detrimentally affect the rights of the Participant without such Participant's consent); and

                  (f) to determine the term and conditions which shall govern all written agreements evidencing the Awards.

         The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time deem advisable; to interpret the provisions of the Plan and the terms and conditions of any Award issued, expired, terminated, canceled or surrendered under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

         All decisions made by the Committee pursuant to the provisions of the Plan and as to the terms and conditions of any Award (and any agreements relating thereto) shall be final and binding on all persons, including the Corporation and the Optionees.

SECTION 3. NUMBER OF SHARES OF STOCK SUBJECT TO PLAN.

         The total number of shares of Stock reserved and available for issuance under the Plan shall be three hundred fifteen thousand (315,000). Such shares of Stock may consist, in whole or in part, of authorized and unissued shares of Stock or issued shares of Stock reacquired by the Corporation at any time, as the Board may determine.

         To the extent that (a) a Stock Option expires or is otherwise terminated, cancelled or surrendered without being exercised (including, without limitation, in connection with the grant of a replacement option) or (b) any Restricted Stock Unit Award or Performance Stock Unit Award granted hereunder expires or is otherwise terminated or is cancelled, the shares of Stock underlying such Stock Option or subject to such Restricted Stock Unit Award or Performance Stock Unit Award shall again be available for issuance in connection with future Awards under the Plan. Upon the exercise of a Related Stock Appreciation Right (as defined in Section 6 of the Plan), the Stock Option, or the part thereof to which such Related Stock Appreciation Right is related, shall be deemed to have been exercised for the purpose of the limitation on the number of shares of Stock in respect of which the Related Stock Appreciation Right was exercised.

         In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure or capitalization affecting the Stock, the Committee in its sole discretion may make an equitable adjustment or substitution in the number and class of shares reserved for issuance under the Plan, the number and class of shares covered by outstanding Awards and the option price per share of Stock Options or the applicable price per share specified in Stock Appreciation Rights to reflect the effect of such change in corporate structure or capitalization on the Stock; provided, however, that any fractional shares resulting from such adjustment shall be eliminated; provided further, however, that if by reason of any such change in corporate structure or capitalization a Participant holding a Restricted Stock Unit Award or Performance Stock Unit Award shall be entitled, subject to the terms and conditions of such Award, to additional or different shares of any security, the issuance of such additional or different shares shall thereupon be subject to all of the terms and conditions (including restrictions and performance criteria) which were applicable to such Award prior to such change in corporate structure or capitalization; and, provided, further, however, that unless the Committee in its sole discretion determines otherwise, any issuance by the Corporation of shares of stock of any class or securities convertible into shares of stock of any class shall not affect, and no such adjustment or substitution by reason thereof shall be made with respect to, the number or class of shares reserved for issuance under the Plan, the number or class of shares covered by outstanding Awards or any option price or applicable price.

SECTION 4. ELIGIBILITY.

         Officers and other key employees of the Corporation, its Subsidiaries and its Related Entities who are responsible for or contribute to the management, growth or profitability of the business of the Corporation, its Subsidiaries or its Related Entities shall be eligible to be granted Awards; provided however, with respect to an employee of a Related Entity, that such person was an employee of the Corporation, a Subsidiary or, if originally an employee of the Corporation or a Subsidiary, or another Related Entity immediately prior to becoming employed by such Related Entity and accepted employment with such Related Entity at the request of the Corporation or a Subsidiary. The Participants under the Plan shall be selected, from time to time, by the Committee, in its sole discretion, from among those Eligible Employees or, as set forth in Section 8 of the Plan, Non-affiliated Directors.

SECTION 5. STOCK OPTIONS.

         (a) Grant and Exercise. Stock Options may be granted either alone or in addition to other Awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may, from time to time, approve, and the terms and conditions of Stock Option Awards need not be the same with respect to each Optionee. Each Optionee shall enter into a Stock Option agreement ("Stock Option Agreement") with the Corporation, in such form as the Corporation shall determine, which agreement shall set forth, among other things, the option price of the option, the term of the option and conditions regarding exercisability of the option granted thereunder.

                  (i) Nature of Options. The Committee shall have the authority to grant any Participant either Incentive Stock Options, Nonqualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights), except that the Committee shall not grant any Incentive Stock Options to an employee of a Related Entity. Any Stock Option which does not qualify as an Incentive Stock Option, or the terms of which at the time of its grant provide that it shall not be treated as an Incentive Stock Option, shall constitute a Nonqualified Stock Option.

                  (ii) Exercisability. Subject to such terms and conditions as shall be determined by the Committee in its sole discretion at or after the time of grant, Stock Options shall be exercisable from time to time to the extent of 25% of the number of shares of Stock covered by the Stock Option on and after the first anniversary and before the second anniversary of the date of grant of the Stock Option, to the extent of 50% of the number of shares of Stock covered by the Stock Option, on and after the second anniversary and before the third anniversary of the date of grant of the Stock Option to the extent of 75% of the number of shares of Stock covered by the Stock Option on and after the third anniversary and before the fourth anniversary of the date of grant of the Stock Option, and to the extent of 100% on and after the fourth anniversary of the date of grant of the Stock Option and before the expiration of the stated term of the Stock Option (or to such lesser extent as the Committee in its sole discretion shall determine at the time of grant or to such greater extent as the Committee in its sole discretion shall determine at or after the time of grant).

                  (iii) Method of Exercise. Stock Options may be exercised by giving written notice of exercise delivered in person or by mail as required by the terms of any Stock Option Agreement at the Corporation's principal executive office, specifying the number of shares of Stock with respect to which the Stock Option is being exercised, accompanied by payment in full of the option price in cash or its equivalent as determined by the Committee in its sole discretion. If requested by the Committee, the Optionee shall deliver to the Corporation the Stock Option Agreement evidencing the Stock Option being exercised for notation thereon of such exercise and return thereafter of such agreement to the Optionee. As determined by the Committee in its sole discretion at or after the time of grant, payment of the option price in full or in part may also be made in the form of shares of unrestricted Stock already owned by the Optionee (based on the Fair Market Value of the Stock on the date the Stock Option is exercised); provided, however, that in the case of an Incentive Stock Option, the right to make payment of the option price in the form of already owned shares of Stock may be authorized only at the time of grant. The Committee also may allow cashless exercise as permitted under the Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law. An Optionee shall generally have the rights to dividends or other rights of a stockholder with respect to shares of Stock subject to the Stock Option when the Optionee has given written notice of exercise, has paid in full for such shares of Stock, and, if requested, has made representations described in Section 11(a) of the Plan.

         (b) Terms and Conditions. Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

                  (i) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant, but shall be not less than 100% of the Fair Market Value of the Stock on the date of the grant; provided, however, that if any Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Corporation or any Subsidiary when an Incentive Stock Option is granted to such Participant, the option price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be not less than 110% of the Fair Market Value of the Stock on the date such Incentive Stock Option is granted.

                  (ii) Option Term. The term of each Stock Option shall be fixed by the Committee at the time of grant, but no Stock Option shall be exercisable more than ten years after the date such Stock Option is granted; provided, however, that if any Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Corporation or any Subsidiary when an Incentive Stock Option is granted to such Participant, such Stock Option (to the extent required by the Code at time of grant) shall not be exercisable more than five years from the date such Incentive Stock Option is granted.

                  (iii) Transferability of Options. Except as otherwise determined by the Committee, no Stock Options shall be transferable by the Optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the Optionee's lifetime, only by the Optionee.

                  (iv) Option Exercise After Termination by Reason of Death or Disability. If an Optionee's employment with the Corporation, any Subsidiary or any Related Entity terminates by reason of death or Disability, any Stock Options held by such Optionee may thereafter be exercised for a period of one year (or such shorter period as the Committee in its sole discretion shall specify at or after the time of grant) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is shorter, to the extent to which the Optionee would on the date of termination have been entitled to exercise the Stock Option (or to such greater or lesser extent as the Committee in its sole discretion shall determine at or after the time of grant). In the event of a termination of employment by reason of death or Disability, if an Incentive Stock Option is exercised after the expiration of the exercise period that applies for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

                  (v) Option Exercise After Termination Without Cause or Due to Constructive Termination. If an Optionee's employment with the Corporation or any Subsidiary is terminated, by the Corporation or such Subsidiary, without "Cause" (as such term is defined within the Stock Option Agreement) or in the event of "Constructive Termination" (as such term is defined within the Stock Option Agreement) of the Optionee's employment with the Corporation or such Subsidiary or if an Optionee's employment with a Related Entity is so terminated, the Committee, in its sole discretion, may permit the Optionee to exercise any Stock Option held by such Optionee, to the extent not theretofore exercised, in whole or in part with respect to all remaining shares covered by the Stock Option at any time prior to the expiration of the Stock Option (or such shorter period as the Committee in its sole discretion shall specify at or after the time of grant), to the extent to which the Optionee would on the date of termination have been entitled to exercise the Stock Option (or to such greater or lesser extent as the Committee in it sole discretion shall determine at or after the time of grant). An Optionee's acceptance of employment, at the request of the Corporation or a Subsidiary, with a Related Entity (or acceptance of employment, at the request of the Corporation or a Subsidiary, with any other Related Entity), shall not be deemed a termination of employment hereunder and any Stock Option held by Optionee may be exercised thereafter to the extent that the Optionee would on the date of exercise have been entitled to exercise such Stock Option if such Optionee had continued to be employed by the Corporation or such Subsidiary (or such initial Related Entity), provided that the Optionee has been in continuous employ with the Related Entity to which such Optionee has moved from the date of acceptance of employment therewith until the date of exercise. In the event of termination of employment by the Corporation, any Subsidiary or any Related Entity without "Cause" or in the event of "Constructive Termination" of the Optionee's employment or the acceptance of employment with a Related Entity, if an Incentive Stock Option is exercised after the expiration of the exercise period that applies for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

                  (vi) Option Exercise After Termination Due to Resignation. If an Optionee's employment with the Corporation, any Subsidiary, or any Related Entity terminates for any reason not set forth in Sections 5(iv) or (v) above, the Committee, in its sole discretion, may permit the Optionee to exercise any Stock Option held by such Optionee to the extent such Option was exercisable on the date of such termination (or to such greater or lesser extent as the Committee in its sole discretion shall determine at or after the time of grant) for a period of ninety (90) days from the date of such termination (or such shorter period as the Committee in its sole discretion shall specify at or after the time of grant).

                  (vii) Other Termination. Except as otherwise provided in this
         Section 5 of the Plan, or as determined by the Committee in its sole discretion, if an Optionee's employment with the Corporation, any Subsidiary or any Related Entity terminates, all Stock Options held by the Optionee will terminate.

                  (viii) Annual Limit on Incentive Stock Options. To the extent required for incentive stock option treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the date of Incentive Stock Option is granted) of the shares of Stock with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Corporation or any Subsidiary become exercisable for the first time by an Optionee during any calendar year shall not exceed $100,000; provided, however, that if the aggregate Fair Market Value (so determined) of the shares of Stock covered by such options exceeds $100,000 during any year in which they become exercisable, such options with a Fair Market Value in excess of $100,000 will be Nonqualified Stock Options.

SECTION 6. STOCK APPRECIATION RIGHTS.

         (a) Grant and Exercise. Stock Appreciation Rights may be granted either in conjunction with all or part of any Stock Option granted under the Plan("Related Stock Appreciation Rights") or alone ("Freestanding Stock Appreciation Rights") and, in either case, in addition to other Awards granted under the Plan. Participants shall enter into a Stock Appreciation Rights Agreement with the Corporation if requested by the Committee, in such form as the Committee shall determine.

                  (i) Time of Grant. Related Stock Appreciation Rights related to a Nonqualified Stock Option may be granted either at or after the time of the grant of such Nonqualified Stock Option. Related Stock Appreciation Rights related to such an Incentive Stock Option may be granted only at the time of the grant of such Incentive Stock Option. Freestanding Stock Appreciation Rights may be granted at any time.

                  (ii) Exercisability. Related Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5(a)(ii) of the Plan and Freestanding Stock Appreciation Rights shall be exercisable, subject to such terms and conditions as shall be determined by the Committee in its sole discretion at or after the time of grant, from time to time, to the extent that Stock Options are exercisable in accordance with the provisions of Section 5(a)(ii) of the Plan; provided, however, that any Stock Appreciation Right granted to a director or officer of the Corporation shall not be exercisable during the first six months from the date of grant of such Stock Appreciation Rights, except that this additional limitation shall not apply in the event of death or Disability of the director or officer prior to the expiration of the six-month period. A Related Stock Appreciation Right granted in connection with an Incentive Stock Option may be exercised only if and when the Fair Market Value of the Stock subject to the Incentive Stock Option exceeds the option price of such Stock Option.

                  (iii) Method of Exercise. Stock Appreciation Rights shall be exercised by a Participant by giving written notice of exercise delivered in person or by mail as required by the terms of any agreement evidencing the Stock Appreciation Right at the Corporation's principal executive office, specifying the number of shares of Stock in respect of which the Stock Appreciation Right is being exercised. If requested by the Committee, the Participant shall deliver to the Corporation the agreement evidencing the Stock Appreciation Right being exercised and, in the case of a Related Stock Appreciation Right, the Stock Option Agreement evidencing any related Stock Option, for notation thereon of such exercise and return thereafter of such agreements to the Participant.

                  (iv) Amount Payable. Upon the exercise of a Related Stock Appreciation Right, an Optionee shall be entitled to receive an amount in cash or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock on the date of exercise over the option price per share specified in the related Stock Option, multiplied by the number of shares of Stock in respect of which the Related Stock Appreciation Rights shall have been exercised, with the Committee having in its sole discretion the right to determine the form of payment. Upon the exercise of a Freestanding Stock Appreciation Right, a Participant shall be entitled to receive an amount in cash or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock on the date of exercise over the price per share specified in the Freestanding Stock Appreciation Right, which shall be not less than 100% of the Fair Market Value of the Stock on the date of Grant, multiplied by the number of shares of Stock in respect of which the Freestanding Stock Appreciation Rights shall have been exercised, with the Committee having in its sole discretion the right to determine the form of payment

         (b) Terms and Conditions. Stock Appreciation Rights under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

                  (i) Terms of Stock Appreciation Rights. The term of a Related Stock Appreciation Right shall be the same as the term of the related Stock Option. A Related Stock Appreciation Right or applicable portion thereof shall terminate and no longer be exercisable upon the exercise, termination, cancellation or surrender of the related Stock Option, except that, unless otherwise provided by the Committee in its sole discretion at or after the time of grant, a Related Stock Appreciation Right granted with respect to less than the full number of shares of Stock covered by a related Stock Option shall terminate and no longer be exercisable if and to the extent that the number of shares of Stock covered by the exercise, termination, cancellation or surrender of the related Stock Option exceeds the number of shares of Stock not covered by the Related Stock Appreciation Right.

                  The term of each Freestanding Stock Appreciation Right shall be fixed by the Committee, but no Freestanding Stock Appreciation Right shall be exercisable more than ten years after the date such right is granted.

                  (ii) Transferability of Stock Appreciation Rights. Stock Appreciation Rights shall be transferable only when and to the extent that a Stock Option would be transferable under Section 5(b)(iii) of the Plan.

                  (iii) Termination of Employment. In the event of the termination of employment of an Optionee holding a Related Stock Appreciation Right, such right shall be exercisable to the same extent that the related Stock Option is exercisable after such termination. In the event of the termination of employment of the holder of a Freestanding Stock Appreciation Right, such right shall be exercisable to the same extent that a Stock Option with the same or substantially similar terms and conditions as such

         Freestanding Stock Appreciation Right would have been exercisable in the event of the termination of employment of the holder of such Stock Option.

SECTION 7. RESTRICTED STOCK UNITS AND PERFORMANCE STOCK UNITS.

         (a) Grant. Awards of Restricted Stock Units or Performance Stock Units maybe granted either alone or in addition to other Awards granted under the Plan. Each Restricted Stock Unit or Performance Stock Unit represents the right to receive, subject to the terms and provisions of the Plan and any agreements evidencing such Awards, one share of Stock. If the Committee in its sole discretion so determines at the time of grant, a Participant to whom a Restricted Stock Unit Award or Performance Stock Unit Award has been granted may be credited with an amount equivalent to all cash dividends ("Dividend Equivalents") that would have been paid to the holder of such Restricted Stock Unit Award or Performance Stock Unit Award if one share of Stock for every Restricted Stock Unit or Performance Stock Unit awarded had been issued to the holder on the date of grant of such Restricted Stock Unit Award or Performance Stock Unit Award. The Committee shall determine the terms and conditions of each Restricted Stock Unit Award and Performance Stock Unit, including without limitation, the number of Restricted Stock Units or Performance Stock Units to be covered by such Awards, the restricted period applicable to Restricted Stock Unit Awards and the performance objectives applicable to Performance Stock Unit Awards. The Committee in its sole discretion may prescribe terms and conditions applicable to the vesting of such Restricted Stock Unit Awards or Performance Stock Unit Awards in addition to those provided in the Plan. The Committee shall establish such rules and guidelines governing the crediting of Dividend Equivalents, including the timing, form of payment and payment contingencies of Dividend Equivalents, as it may deem desirable. The Committee in its sole discretion may at any time accelerate the time at which the restrictions on all or any part of a Restricted Stock Unit Award lapse or deem the performance objectives with respect to all or any part of a Performance Stock Unit Award to have been attained. Restricted Stock Unit Awards and Performance Stock Unit Awards shall not be transferable otherwise than by will or by the laws of descent and distribution. Shares of Stock shall be deliverable upon the vesting of Restricted Stock Unit Awards and Performance Stock Unit Awards for no consideration other than services rendered or, in the Committee's sole discretion, the minimum amount of consideration other than services or, in the Committee's sole discretion, the minimum amount of consideration other than services (such as the par value of Stock) required to be received by the Corporation in order to assure compliance with applicable state law, which amount shall not exceed 10% of the Fair Market Value of such shares of Stock on the date of issuance. Each such Award shall be evidenced by a Restricted Stock Unit agreement ("Restricted Stock Unit Award Agreement") or Performance Stock Unit Award agreement ("Performance Stock Unit Award Agreement").

         (b) Terms and Conditions. Unless otherwise determined by the Committee in its sole discretion:

                  (i) a breach of any term or condition provided in the Plan, the Restricted Stock Unit Award Agreement or the Performance Stock Unit Award Agreement or established by the Committee with respect to such Restricted Stock Unit Award or Performance Stock Unit Award will cause a cancellation of the unvested portion of such Restricted Stock Unit Award or Performance Stock Unit Award (including any Dividend Equivalents credited in respect thereof) and the Participant shall not be entitled to receive any consideration in respect of such cancellation; and

                  (ii) termination of such holder's employment with the Corporation, any Subsidiary or any Related Entity prior to the lapsing of the applicable restriction period or attainment of applicable performance objectives will cause a cancellation of the unvested portion of such Restricted Stock Unit Award or Performance Stock Unit Award (including any Dividend Equivalents credited in respect thereof) and the Participant shall not be entitled to receive any consideration in respect of such cancellation.

         (c) Completion of Restriction Period and Attainment of Performance Objectives. To the extent that restrictions with respect to any Restricted Stock Unit Award lapse or performance objectives with respect to any Performance Stock Unit Award are attained and provided that other applicable terms and conditions have been satisfied:

                  (i) such of the Restricted Stock Units or Performance Stock Units as to which restrictions have lapsed or performance objectives have been attained shall become vested and the Committee shall cause to be issued and delivered to the Participant a stock certificate representing a number of shares of Stock equal to such number of Restricted Stock Units or Performance Stock Units, and, subject to
         Section 11(a) hereof, free of all restrictions; and

                  (ii) any Dividend Equivalents credited in respect of such Restricted Stock Units or Performance Stock Units shall become vested to the extent that such Restricted Stock Units or Performance Stock Units shall have become vested and the Committee shall cause such Dividend Equivalents to be delivered to the Participant.

         Any such Restricted Stock Unit Award or Performance Stock Unit Award(including any Dividend Equivalents credited in respect thereof) that shall not have become vested at the end of the applicable restricted period or the period given for the attainment of performance objectives shall expire, terminate and be cancelled and the Participant shall not thereafter have any rights with respect to the Restricted Stock Units or Performance Stock Units (or any Dividend Equivalents credited in respect thereto) covered thereby.

SECTION 8. GRANT OF STOCK OPTIONS TO NON-AFFILIATED DIRECTORS.

         Each person who is not an employee of the Corporation, any Subsidiary or any Related Entity, who is elected as a director and who is not prior to such election affiliated with the Corporation or otherwise has a similar relationship to the Corporation (a "Non-affiliated Director"), may as of the date of each such election and any subsequent reelection or such other dates as shall be determined by the Committee in its sole discretion, be granted an Award consisting of a Stock Option to purchase shares of Stock for an option price equal to 100% of the Fair Market Value of the Stock on the date of such election or reelection. All such Stock Options shall be designated as Nonqualified Stock Options. A Non-affiliated Director must serve continuously as a Non-affiliated Director of the Corporation for a period of twelve (12) consecutive months from the date such Award is granted before such Non-affiliated Director can exercise any part of such Award. Thereafter, on and after the first anniversary of the date of granting the Award and before the second anniversary, the Non-affiliated Director may exercise the Award with respect to not more than one-third (1/3rd) of the number of shares of Stock covered thereby; on and after the second anniversary and before the third anniversary, the Non-affiliated Director may exercise the Award with respect to not more than two-thirds(2/3rds) of the number of shares of Stock covered thereby; and on and after the third anniversary and before the expiration of the stated term of the Award, which shall be no more than ten years from the date of its granting, the Non-affiliated Director may at any time or from time to time exercise the Award with respect to all or any portion of the shares of Stock covered thereby. If a Non-affiliated Director's service with the Corporation terminates by reason of death or Disability or retirement from active service as a director of the Corporation or if such Non-affiliated Director ceases being a Non-affiliated Director, any Award held by such Non-affiliated Director may be exercised for a period of three years from the date of such termination or until the expiration of the Award, whichever is shorter, to the extent to which the individual would on the date of exercise have been entitled to exercise the Award if such individual had continued to serve as a Non-affiliated Director. All applicable provisions of the Plan not inconsistent with this Section 8 shall apply to Awards granted to Non-affiliated Directors; provided, however, the Committee may not exercise discretion under any provisions of the Plan with respect to Awards granted under this Section 8 to the extent that such discretion is inconsistent with Rule 16b-3 under the Exchange Act.

SECTION 9. AMENDMENT AND TERMINATION.

         The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair the rights of a Participant under any Award theretofore granted without such Participant's consent, or which, without the approval of the stockholders of the Corporation(where such approval is necessary to satisfy then applicable requirements of Rule 16b-3 under the Exchange Act, any federal tax law relating to Incentive Stock Options, or applicable state law), would:

                  (a) except as provided in Section 3 of the Plan, increase the total number of shares of Stock which may be issued under the Plan;

                  (b) except as provided in Section 3 of the Plan, decrease the option price of any Stock Option to less than 100% of the Fair Market Value on the date of the grant of the Option;

                  (c) change the class of employees eligible to participate in the Plan; or

                  (d) extend (i) the period during which Stock Options may be granted or (ii) the maximum period of any Award under Sections 5(b)(ii) or 6(b)(i) of the Plan.

         Except as restricted herein with respect to Incentive Stock Options, the Committee may amend or alter the terms and conditions of any Award theretofore granted, and of any agreement evidencing such Award, prospectively or retroactively, but no such amendment or alteration shall impair the rights of any Optionee under such Award or agreement without such Optionee's consent.

SECTION 10. UNFUNDED STATUS OF PLAN.

         The Plan is intended to constitute an "unfunded" plan. With respect to any payments not yet made and due to a Participant by the Corporation, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Corporation.

SECTION 11. GENERAL PROVISIONS.

         (a) The Committee may require each Optionee purchasing shares of Stock pursuant to a Stock Option to represent to and agree with the Corporation in writing that such Optionee is acquiring the shares of Stock without a view to distribution thereof.

         All certificates for shares of Stock delivered under the Plan and, to the extent applicable, all evidences of ownership with respect to Dividend Equivalents delivered under the Plan, shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed or quotation system on which the Stock is admitted for trading and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         (b) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any employee of the Corporation, any Subsidiary or any Related Entity any right to continued employment with the Corporation, any Subsidiary or any Related Entity as the case may be, nor shall it interfere in any way with the right of the Corporation, any Subsidiary or any Related Entity to terminate the employment of any of its employees at any time.

         (c) Each Participant shall be deemed to have been granted an Award on the date the Committee took action to grant such Award under the Plan or such later date as the Committee in its sole discretion shall determine at the time such grant is authorized.

         (d) Unless the Committee otherwise determines, each Participant shall, no later than the date as of which the value of an Award first becomes includable in the gross income of the Participant for federal income tax purposes, pay to the Corporation, or make arrangements satisfactory to the Committee regarding payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the Award. The obligations of the Corporation under the Plan shall be conditional on such payment or arrangements and the Corporation(and, where applicable, its Subsidiaries and its Related Entities) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. A Participant (other than a Non-affiliated Director) may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Corporation to withhold from shares of Stock to be issued upon the exercise of a Stock Option or upon the vesting of any Restricted Stock Unit Award or the Performance Stock Unit Award a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due, or (ii) transferring to the Corporation shares of Stock owned by the Participant with an aggregate Fair Market Value that would satisfy the withholding amount due. With respect to any Participant who is a director or officer, the following additional restrictions shall apply:

                  (i) the election to satisfy the tax withholding obligations relating to the exercise of a Stock Option or to the vesting of a Restricted Stock Unit Award or Performance Stock Unit Award in the manner permitted by this subsection (d) shall be made either (x) during the "window period" as described within the Corporation Insider Trading Policy, or (y) at least six months prior to the date on which the amount of tax to be withheld upon the exercise of such Stock Option or the vesting of such Restricted Stock Unit Award or Performance Stock Unit Award is determinable;

                  (ii) such election shall be irrevocable;

                  (iii) such election shall be subject to the consent or disapproval of the Committee; and

                  (iv) such election shall not be made within six months of the date of the grant of such Award.

         (e) No member of the Board or the Committee, nor any officer or employee of the Corporation acting on behalf of the Board or the Committee, shall be personally liable for any action, failure to act, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Corporation acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Corporation in respect of any such action, failure to act, determination or interpretation.

         (f) The Plan is intended to satisfy the conditions of Rule 16b-3 under the Exchange Act, and all interpretations of the Plan shall, to the extent permitted by law, regulations and rulings, be made in a manner consistent with and so as to satisfy the conditions of Rule 16b-3 under the Exchange Act. The phrase "director or officer" as used in the Plan means any director or officer who is subject to the provisions of Section 16(b) of the Exchange Act. Any provisions of the Plan or the application of any provision of the Plan inconsistent with Rule 16b-3 under the Exchange Act shall be inoperative and shall not affect the validity of the Plan.

         (g) In interpreting and applying the provisions of the Plan, any Stock Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, regulations and rulings be construed as, and any ambiguity shall be resolved in favor of preserving its status as, an "incentive stock option" within the meaning of Section 422 of the Code. Once an Incentive Stock Option has been granted, no action by the Committee that would cause such Stock Option to lose its status under the Code as an "incentive stock option" shall be effective as to such Incentive Stock Option unless taken at the request of or with the consent of the Participant. Notwithstanding any provision to the contrary in the Plan or in any Incentive Stock Option granted pursuant to the Plan, if any change in law or any regulation or ruling of the Internal Revenue Service shall have the effect of disqualifying any Stock Option granted under the Plan which is intended to be an "incentive stock option" within the meaning of Section 422 of the Code, the Stock Option granted shall nevertheless continue to be outstanding as and shall be deemed to be a Nonqualified Stock Option under the Plan.

SECTION 12. EFFECTIVE DATE OF PLAN.

         The Plan shall be effective May 27, 1998, the date it is approved by the affirmative vote of the holders of a majority of the shares of Stock of the Corporation present in person or by proxy at the meeting of stockholders on that date.

SECTION 13. TERM OF PLAN

         No Award shall be granted under the Plan on or after the tenth anniversary of the effective date of the Plan; provided, however, that Awards granted prior to such tenth anniversary may extend beyond that date.